AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Live Nation Entertainment, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3247759
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024
(Full title of the plan)
Michael G. Rowles General Counsel Live Nation Entertainment, Inc. 9348 Civic Center Drive Beverly Hills, California 90210 (Name and address of agent for service)
(310) 867 -7000 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is filed by Live Nation Entertainment, Inc. (“Live Nation” or the “registrant”) relating to 5,000,000 additional shares of the registrant’s common stock issuable to the registrant’s eligible directors, officers, employees, consultants and advisers under the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (the “Plan”). The Plan was adopted by the registrant’s Board of Directors on March 21, 2024, and approved by the registrant’s stockholders on June 13, 2024. The registrant previously registered shares of common stock issuable under the Plan by (i) Registration Statement No. 333-132949 on Form S-8 filed with the Commission on April 3, 2006, (ii) Registration Statement No. 333-164302 on Form S-8 filed with the Commission on January 12, 2010, (iii) Registration Statement No. 333-175139 on Form S-8 filed with the Commission on June 24, 2011 and (iv) Registration Statement No. 333-206294 on Form S-8 filed with the Commission on August 11, 2015. In accordance with General Instruction E to Form S-8, the contents of these previously filed Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or thereby or by a subsequently filed document that is incorporated by reference herein or therein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by us with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(i)	the registrant’s annual report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 22, 2024;
(ii)	the registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 29, 2024, to the extent incorporated by reference in the 10-K;
(iii)	the registrant’s quarterly reports on Form 10-Q for the quarterly periods ending on March 31, 2024 and June 30, 2024, filed with the Commission on May 2, 2024 and July 30, 2024, respectively; and
(iv)	a description of the registrant’s common stock filed as Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Commission on February 22, 2024, including any amendment or report filed for the purpose of updating such description.

In addition to the foregoing, all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
The opinion of counsel regarding the validity of the securities that may be issued under the Plan is provided by Christopher C. Laffoon, Senior Vice President and Chief Counsel, Corporate & Securities of the registrant. Mr. Laffoon is regularly employed by Live Nation, participates in various Live Nation employee benefit plans under which he may receive shares of common stock and currently beneficially owns less than 1 percent of the outstanding shares of common stock of Live Nation.

Item 8. Exhibits.
See the attached Exhibit Index, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beverly Hills, California, on this 23rd day of August, 2024.

LIVE NATION ENTERTAINMENT, INC.

By:	/s/ Michael Rapino
Michael Rapino
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Michael Rapino and Joe Berchtold, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities set forth next to their names on August 23, 2024.

Signature	Title

/s/ Michael Rapino	President, Chief Executive Officer, and Director

Michael Rapino

/s/ Joe Berchtold	Chief Financial Officer

Joe Berchtold

/s/ Brian Capo	Chief Accounting Officer

Brian Capo

/s/ Gregory B. Maffei	Chairman of the Board of Directors

Gregory B. Maffei

/s/ Maverick Carter	Director

Maverick Carter

/s/ Ping Fu	Director

Ping Fu

/s/ Jeffrey T. Hinson	Director

Jeffrey T. Hinson

/s/ Chad Hollingsworth	Director

Chad Hollingsworth

/s/ James Iovine	Director

James Iovine

/s/ James S. Kahan	Director

James S. Kahan

/s/ Randall T. Mays	Director

Randall T. Mays

/s/ Richard A. Paul	Director

Richard A. Paul

/s/ Latriece Watkins	Director

Latriece Watkins

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1
Amended and Restated Certificate of Incorporation of Live Nation Entertainment, Inc., as amended (incorporated by reference to Exhibit 3.1 of the registrant’s Annual Report on Form 10-K filed February 25, 2010).

4.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Live Nation Entertainment, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed June 7, 2013).

4.3	Sixth Amended and Restated Bylaws of Live Nation Entertainment, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed June 17, 2022).
4.4	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 4.2 of the registrant’s Current Report on Form 8-K filed December 23, 2005).
4.5	Description of Securities (incorporated by reference to Exhibit 4.2 of the registrant’s Annual Report on Form 10-K filed March 1, 2021).
5.1*	Opinion of Christopher C. Laffoon, Senior Vice President and Chief Counsel, Corporate & Securities, of the registrant.
23.1*	Consent of Christopher C. Laffoon, Senior Vice President and Chief Counsel, Corporate & Securities, of the registrant (contained in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included in this Registration Statement under “Signatures”).
99.1
Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed June 14, 2024).

99.2
Form Stock Option Agreement under the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed June 14, 2024).

99.3
Form of Restricted Stock Agreement under the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed June 14, 2024).

99.4
Form Performance Share Award Agreement for the Live Nation Entertainment, Inc. 2005 Stock Incentive Plan, as amended and restated as of March 21, 2024 (incorporated by reference to Exhibit 10.4 of the registrant’s Current Report on Form 8-K filed June 14, 2024).

107*	Filing Fee Table.
*Filed herewith.